Exhibit 4.1

AMENDMENT NO. 1
TO

NON-TRANSFERABLE WARRANTS TO PURCHASE COMMON SHARES
OF

ASSURE HOLDINGS CORP.

This Amendment Number One (“Amendment One”) to the Non-Transferable Warrants to Purchase Common Shares of Assure Holdings Corp. (the “Corporation”) issued to Centurion Financial Trust (the “Warrantholder”) on June 14, 2021 and represented by Certificate WC-US-2021-001 (the “Original Warrant”) is dated effective as of May 16, 2023 (the “Effective Date”). The Corporation and the Warrantholder hereby mutually agree to amend the terms of the Original Warrants pursuant to the terms and conditions of this Amendment One.

The Exercise Price as defined in the Original Warrant as US$1.51 (adjusted to $151 per share following the Corporation’s subsequent reverse stock splits of 5 to 1 and 20 to 1), subject to adjustment as provided pursuant to the terms of the Original Warrant, is hereby amended to be US$1.20. The Subscription Form attached as Schedule A to the Original Warrant is hereby replaced in its entirety with the Subscription Form attached hereto as Schedule A.

No other terms or conditions of the Original Warrant are hereby amended, altered or changed and the Original Warrant remains in effect pursuant to its original terms except as modified and amended hereby.

IN WITNESS WHEREOF the Corporation has caused this Amendment One to be signed by an authorized officer of the Corporation as of June 1, 2023.

ASSURE HOLDINGS CORP.

Per:	/s/ John Price

John Price

Authorized Signing Officer

Acknowledged and agreed by an authorized officer of the Warrantholder on June 1, 2023.

Per:	/s/ Greg Romundt

Greg Romundt

Authorized Signing Officer

SCHEDULE A

SUBSCRIPTION FORM

TO: ASSURE HOLDINGS CORP.

The undersigned hereby subscribes for shares of common stock (“Common Shares”) of Assure Holdings Corp. (the “Corporation”) (or such other number of Common Shares or other securities to which such subscription entitles the undersigned in lieu thereof or in addition thereto pursuant to the provisions of the warrant certificate WC-US-2021-001 (the “Warrant Certificate”) issued by the Corporation) at the purchase price of US$1.20 per Common Share (or at such other purchase price as may be in effect under the provisions of the Warrant Certificate) and on and subject to the other terms and conditions specified in the Warrant Certificate and hereunder and encloses herewith a certified cheque, bank draft or money order in lawful money of the United States of America payable to the Corporation or has transmitted same day funds in lawful money of the United States of America by wire to such account as the Corporation directed the undersigned in payment of the subscription price.

By executing this subscription form, the undersigned hereby acknowledges, represents and warrants:

1.	The following legends will be placed on the certificates representing the Common Shares irrespective of the date of exercise:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT, AND EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT OFFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) TO ASSURE HOLDINGS CORP., (C) IN COMPLIANCE WITH (i) RULE 144A UNDER THE U.S. SECURITIES ACT TO A PERSON THE SELLER REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A); OR (ii) RULE 144 UNDER THE U.S. SECURITIES ACT (“RULE 144”), IF AVAILABLE (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. ADDITIONALLY, FOR ANY TRANSFER REFERRED TO IN CLAUSE (C)(ii) or (E), OR IF REQUESTED BY ASSURE HOLDINGS CORP. OR THE TRANSFER AGENT FOR THE SECURITIES, (D), THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY OR TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY OR THE TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENT OF THE SECURITIES ACT. THE HOLDER HEREOF AGREES THAT IT WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.”

2.	That the undersigned is not a U.S. Person, or a Person in the United States, and is not acquiring any of the Common Shares issuable upon the exercise of the Warrants for the account or benefit of, a U.S. Person or Person in the United States and none of the persons listed above is a U.S. Person or a Person in the United States. For purposes hereof, (a) “United States” means the United States of America, its territories or possessions, any state thereof or the District of Columbia and (b) a “U.S. Person” means any natural person resident in the United States, any partnership or corporation organized or incorporated under the laws of the United States, any estate of which any executor or administrator is a U.S. Person, any trust of which any trustee is a U.S. Person, any agency or branch of a foreign entity located in the United States, any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized or incorporated, or, if an individual, resident, in the United States or any partnership or corporation organized or incorporated under the laws of a country other than the United States if formed by a U.S. Person principally for the purpose of investing in securities not registered under the United States Securities Act of 1933, as amended.

3.	The undersigned hereby directs that the Common Shares subscribed for pursuant to the exercise of the Warrant be registered in the name of and delivered as follows:

Name in Full	Address	Number of Warrants Exercised

DATED this                  day of                  , 20    .

(Print Name)

By:

(Signature)